Exhibit 99(a)

Household Finance Corporation
Household Auto Receivables Corporation 1999-1
Household Automobile Revolving Trust I
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Original Principal Class A
   Class A-1                             147,000,000
   Class A-2                             180,220,000
   Class A-3                             156,010,000
   Class A-4                             179,050,000
Number of Class A Bonds (000's)
   Class A-1                                 147,000
   Class A-2                                 180,220
   Class A-3                                 156,010
   Class A-4                                 179,050


Distribution Date                                                   2002 TOTALS
Days

CLASS A
Class A-1 Principal Distribution                                           0.00
Class A-1 Interest Distribution                                            0.00

Class A-2 Principal Distribution                                           0.00
Class A-2 Interest Distribution                                            0.00

Class A-3 Principal Distribution                                  32,730,483.18
Class A-3 Interest Distribution                                      396,433.01

Class A-4 Principal Distribution                                  63,052,716.56
Class A-4 Interest Distribution                                   10,464,528.97